Exhibit 10.1

ThinkEquity ILC

August 29, 2012

Bill Joll

Chief Executive Officer

ISC8 Inc.

3001 Red Hill Avenue

Building 4, Suite 108

Costa Mesa, CA 92626-4526

Dear Mr. Joll:

This letter agreement (the “Agreement”) confirms our mutual understanding concerning the retention by ISC8 Inc. (the “Company” or “you”) of ThinkEquity LLC (“ThinkEquity”, “we” or “us”) to act as your lead agent on a non-exclusive basis in connection with the introduction of the Company to certain institutional investors (the “Investors”) as a source of potential financing in the form of a private investment in public equity, in convertible debt or equity, or in a combination thereof (the “Transaction”).

1.	Scope of the Engagement. In connection with a Transaction and subject to the procedures, terms and conditions set forth on Schedule II attached hereto, we will contact potential Investors, assist in the negotiation and structuring of such Transaction, assist in the preparation of a private placement memorandum and/or other related materials (the “Offering Materials”) and provide related services to facilitate the closing of such Transaction (the “Closing”). In providing such services, ThinkEquity will exercise reasonable commercial efforts, consistent with investment banking industry standards.

The Company acknowledges that ThinkEquity does not provide tax, accounting or legal advice. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of any Transaction, and ThinkEquity shall have no responsibility or liability to the Company with respect thereto.

2.	Responsibility for Disclosure. You agree to furnish or cause to be furnished to us such current and historical financial information and other information regarding the business of the Company as we request. The Company recognizes that ThinkEquity will rely upon and assume the accuracy and completeness of all information provided by the Company without independent investigation, and that ThinkEquity will not be responsible for verifying the adequacy, accuracy or completeness for any purpose of information provided to ThinkEquity or any third party. You agree to keep us advised of all material developments affecting the Company or its financial position. You also agree, during the period of our engagement, that neither the Company nor its

600 Montgomery Street, San Francisco, CA 94111 • T: 415.249.2900 •

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ISC8, Inc.

August 29, 2012

management will initiate any discussions with third parties regarding any possible Transaction without first consulting with ThinkEquity.

ThinkEquity will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of the Company or any other party or to advise or opine on any related solvency issues. Any solvency opinion or issues addressed will be the responsibility of an independent solvency professional or professionals to be retained by the Company, its Board of Directors, or a third party. ThinkEquity will have no responsibility for monitoring the work or opinions of such solvency professionals.

3.	Advisory Fees and Expenses. In consideration of our services, you agree to pay ThinkEquity the following:

a. Advisory Fee. The Company shall pay ThinkEquity a fee in an amount equal to (i) three and a half percent (3.5%) of the gross proceeds for each Transaction involving the parties identified on Schedule 3.a attached (as it may be amended from time to time by the parties), and (ii) seven percent (7%) of the gross proceeds for any other Transaction, which fee shall be paid to ThinkEquity in cash by wire transfer simultaneous with each Closing. The Company shall pay ThinkEquity a minimum aggregate fee in an amount equal to five hundred thousand dollars ($500,000) so long as a minimum threshold amount of $7.5 million dollars is raised. ThinkEquity agrees to invite other placement agents into the Transaction as discussed and provide customary compensation to those agents. The parties agree in good faith to modify payments based on each party's respective contribution, and fairness to the Company and ThinkEquity.

b. Alternative Transaction Fee. If instead of or in addition to a Transaction you complete an alternative transaction with our assistance, then ThinkEquity and the Company will negotiate in good faith the amount of the cash fee payable to ThinkEquity, which will take into account, among other factors, the results obtained and the custom and practice of nationally recognized investment banking firms acting in similar transactions.

c. Expenses. Regardless of whether any Transaction is completed, the Company agrees to reimburse ThinkEquity for our reasonable out-of-pocket expenses, including travel costs, document production, database, third-party research expenses, and other similar expenses, fees and disbursements of our attorneys and other professional advisors, and any sales, use or similar taxes (including additions to such taxes, if any) that we incur in connection with this Agreement. All payments owed under this subparagraph shall be due within ten (10) days of receipt by the Company of ThinkEquity's invoice.

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ISC8, Inc.

August 29, 2012

d. General. All amounts payable under this Agreement shall be paid in immediately available funds in U.S. Dollars, without setoff and without deduction for any withholding, value-added or other similar taxes, charges, fees or assessments. No fee payable to any other person (by you or any other company) in connection with the subject matter of this Agreement shall reduce or otherwise affect any fee payable hereunder. Any amounts due and payable under this Agreement that remain unpaid shall be assessed a finance charge of one percent (1%) per month until satisfied in full.

4.	Indemnification. The Company agrees to the indemnification and other obligations set forth in the attached Schedule I, which is incorporated herein by reference, and all such obligations shall survive any termination or expiration of this Agreement.

5.	Term and Termination. The term of this Agreement will be one (1) year from the date hereof. Either party may terminate this Agreement at any time without liability or continuing obligation, except that following such termination ThinkEquity shall remain entitled to any fees accrued, and to reimbursement of any reasonable expenses incurred, prior to such termination but not yet paid. In addition, in the case of termination by the Company or expiration of this Agreement, ThinkEquity shall be entitled to full payment of all fees provided for under this Agreement in connection with any Transaction involving an Investor previously identified and/or contacted by ThinkEquity during the term of this Agreement that is announced or results from negotiations commenced during the period from the date hereof until one (1) year following such termination or expiration. The indemnification and other obligations set forth in the attached Schedule I and the miscellaneous provisions shall survive any termination or expiration of this Agreement.

6.	Right of Participation. During the term of this Agreement and for a period of twelve(12) months after termination of this Agreement, the Company grantsThinkEquity the right to provide investment banking services to the Company on a non-exclusive basis in matters for which investment banking services are sought by the Company (the “Right of Participation”). For these purposes, investment banking services shall include without limitation (i) acting as co-manager for any underwritten public offering; (ii) acting as co-placement agent or co-financial advisor in connection with any private offering of Securities; ThinkEquity shall notify the Company of its intention to exercise the Right of Participation within 15 business days of receiving written notice from the Company. Any decision by ThinkEquity to act in any such capacity shall be contained in separate written agreements to be negotiated in good faith that provide for, among other matters, customary fees for transactions of similar size

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ISC8, Inc.

August 29, 2012

and nature as may be mutually agreed upon, and indemnification of ThinkEquity and its affiliates. Such agreements shall be subject to general market conditions. If ThinkEquity declines to exercise the Right of Participation (which it may do in its sole and absolute discretion), the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not materially more favorable to such other person or persons than the terms declined by ThinkEquity.

7.	Miscellaneous.

a. Scope of Use. Any written or oral op1mon or advice provided by ThinkEquity pursuant to this Agreement is intended solely for the benefit and use of the Company's senior management and Board of Directors, in (and only in) their capacity as such, and may not be used or relied upon by any other person, nor may such advice be reproduced, summarized, described, excerpted from, provided to any other person or otherwise publicly referred to or disclosed, in whole or in part, without ThinkEquity's express prior written consent.

b. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, ThinkEquity, and any other person entitled to indemnity pursuant to Schedule I. Except as set forth in Schedule I, nothing in this Agreement is intended to confer upon any other person (including stockholders, employees or creditors of the Company) any rights or remedies hereunder or by reason hereof.

c. Independent Contractor Status. ThinkEquity has been retained under this Agreement as an independent contractor, and owes its duties arising out of this engagement solely to the Company and to no other person. It is understood and agreed that this Agreement does not create a fiduciary relationship between ThinkEquity and the Company, its Board of Directors, or its stockholders.

d. Public Announcements. Any press release or other public announcement issued by the Company announcing the Transaction shall state that ThinkEquity acted as the Company's exclusive agent in connection with the Transaction. The Company agrees that ThinkEquity has the right to place usual and customary advertisements in financial and other newspapers and journals at ThinkEquity’s expense describing its services to the Company.

e. Governing Law. This Agreement and any action, claim, suit, or proceeding arising directly or indirectly out of this Agreement (including any claim concerning advice provided pursuant to this Agreement) shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law provisions thereof). Each of the parties hereto

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ISC8, Inc.

August 29, 2012

irrevocably submits to the exclusive jurisdiction and venue of the state or federal courts located in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby (including with respect to the enforcement of this Agreement) and hereby irrevocably waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court including but not limited to any objection that such court is an inconvenient forum. Each party (on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) hereby irrevocably waives any right they may have to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Agreement, ThinkEquity's performance under this Agreement or the transactions contemplated hereby.

Notwithstanding the foregoing paragraph, any dispute between the parties regarding payment owed to ThinkEquity arising out of or relating to this Agreement shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The number of arbitrators shall be one (1). The place of arbitration shall be New York, New York. The arbitrator is authorized to award the prevailing party its reasonable attorneys’ fees and costs. Judgment on the award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof.

f. Entire Agreement. This Agreement, including the attached Schedules, constitutes the entire agreement between the parties and supersedes all prior written or oral agreements and understandings regarding the subject matter hereof. This Agreement may not be amended or otherwise modified except in a writing signed by the parties hereto.

g. Attorneys’ Fees. The prevailing party in any legal action or proceeding related to or arising from this Agreement shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses (including expert witness fees) incurred in connection with such action or proceeding, including without limitation any appeal or enforcement of any judgment obtained.

h. Counterparts. This Agreement may be signed in one or more counterparts by original, facsimile or electronic signature, and each such counterpart shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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600 Montgomery Street, San Francisco, CA 94111 • T: 415.249.2900 •

www.thinkequity.com

ISC8, Inc.

August 29, 2012

If the foregoing correctly sets forth our understanding, please sign the enclosed copy of this Agreement in the space provided, and return it to us, whereupon this Agreement shall constitute a binding agreement between the Company and ThinkEquity.

Very truly yours,

THINKEQUITY LLC

By:	/s/ Jonatha Levy
Name:	Jonatha Levy
Its:	Managing Director

AGREED TO AND ACCEPTED

as of the date first

above written:

ISCSinc.

By:	/s/ Bill Joll
Name:	Bill Joll
Its:	Chief Executive Officer

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ISC8, Inc.

August 29, 2012

Schedule I

In the event that ThinkEquity, any affiliate of ThinkEquity, or their respective partners, directors, officers, agents, consultants, employees and controlling persons (if any) (each such person or entity is hereinafter referred to as an "Indemnified Person") becomes involved in any capacity in any action, claim, proceeding, inquiry, or investigation brought or threatened by or against any person, including the Company, its stockholders, or its creditors, related to, arising from, or in connection with either ThinkEquity's engagement or this Agreement, the Company will indemnify and hold each Indemnified Person harmless from and against any and all losses, claims, damages, liabilities or expenses, joint or several, related to, arising from, or in connection with either ThinkEquity's engagement or this Agreement, whether or not any pending or threatened action, claim, proceeding, inquiry or investigation giving rise to such losses, claims, damages, liabilities or expenses is initiated or brought by or on the Company's behalf and whether or not the Company or any Indemnified Person is a party to such action, proceeding, inquiry or investigation. In addition, the Company will promptly reimburse each Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) as and when they are incurred in connection therewith, including the cost of asserting or enforcing rights under the indemnity; provided, however, that the Company shall not be liable under the foregoing indemnity and reimbursement provisions to the extent that any such loss, claim, damage, liability or expense has been found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily and directly from the gross negligence or willful misconduct of ThinkEquity in performing the services that are the subject of this Agreement.

If for any reason the foregoing indemnification or reimbursement is unavailable or insufficient to hold each Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by each Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate (i) to reflect the relative economic benefits received by the Company and its security holders on the one hand and ThinkEquity on the other hand in the matters contemplated by this Agreement, or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and ThinkEquity with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. Notwithstanding the foregoing, in no event shall the Indemnified Persons be required to contribute an aggregate amount greater than the fees actually paid to ThinkEquity for services provided under this Agreement.

The Company’s reimbursement, indemnity and contribution obligations under this Schedule shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of ThinkEquity and the

600 Montgomery Street, San Francisco, CA 94111 • T: 415.249.2900 •

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ISC8, Inc.

August 29, 2012

partners, directors, officers, agents, consultants, employees and controlling persons (if any), as the case may be, of ThinkEquity and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, ThinkEquity, any such affiliate and any such person. The Company agrees that it will not settle, compromise or consent to the entry of any judgment or otherwise seek to terminate, without ThinkEquity's prior written consent, any pending or threatened claim, action, proceeding or investigation in which indemnification or contribution could be sought hereunder (whether or not an Indemnified Person is an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise, termination or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, proceeding or investigation; and (ii) does not include a statement or admission of fault, culpability, or failure to act by or on behalf of any Indemnified Person.

The Company and its security holders also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its security holders, its creditors, or any person asserting claims on behalf of the Company related to, arising from or in connection with either ThinkEquity's engagement or this Agreement except to the extent that any loss, claim, damage, liability or expense has been found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily and directly from the gross negligence or willful misconduct of ThinkEquity in performing the services that are the subject of this Agreement. In no event shall any Indemnified Person be responsible for any special, indirect or consequential damages. The provisions of this Schedule shall survive any termination or expiration of the Agreement.

600 Montgomery Street, San Francisco, CA 94111 • T: 415.249.2900 •

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ISC8, Inc.

August 29, 2012

Schedule II

(a) ThinkEquity will conduct all solicitation efforts in a manner consistent with the Company’s intent that the Transaction be an exempt transaction pursuant to the Securities Act of 1933, as amended (the “Act”), and only to “accredited investors” as defined in Rule 501(a) under the Act. The Company shall in any event have sole and final authority to approve the timing, price, investors and other terms of the Transaction and may at any time elect not to proceed with the Transaction.

(b) The Company acknowledges and agrees that the Offering Materials are its own work product, that ThinkEquity may rely, without independent verification, upon the accuracy and completeness of all information furnished by the Company to ThinkEquity for use in connection with the Transaction (collectively, the “Information”) and that ThinkEquity does not assume any responsibility therefor.

(c) The Company shall advise ThinkEquity of those states in which the Company’s securities (the “Securities”) have been qualified or exempted under the appropriate securities laws. ThinkEquity agrees not to solicit any offerees who do not reside in jurisdictions in which the Securities or the Transaction have been qualified or exempted under the appropriate securities laws; provided, however, the Company will take such action (if any) as ThinkEquity reasonably may request to qualify the Securities for offer and sale under the securities laws of such states as ThinkEquity may specify; provided, further, however, in connection therewith the Company will not be required to qualify as a foreign corporation or file a general consent to service of process. The Company agrees that it, in conjunction with its counsel, will be responsible for making any filings or taking other actions required under applicable federal or state securities laws and shall be responsible for any costs and expenses associated with such filings or other actions, including without limitation those associated with any sales pursuant to Regulation D under the Act and "blue sky" laws.

(d) The Company shall represent that (i) the Information and the Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) all historical financial data provided to ThinkEquity will be prepared in accordance with generally accepted accounting principles and practices then in effect in the United States and will fairly present in all material respects the financial condition and operations of the Company, and (iii) any forecasted financial, market or industrial information provided to ThinkEquity will be prepared in good faith with a reasonable basis for the assumptions and the conclusions reached therein. In addition, the Company agrees that it will notify ThinkEquity promptly if any of the foregoing representations ceases to be accurate at any time during the period of this Agreement.

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ISC8, Inc.

August 29, 2012

(e) The Company hereby represents and warrants to ThinkEquity that it has not had and will not have any discussions with any person on the basis of which such person would be able to assert a claim for a finder’s fee or similar fee in connection with the sale by the Company of the Securities covered by this Agreement to prospects in the United States or overseas.

(f) The Company hereby represents and warrants to ThinkEquity that during the term of this Agreement the Company (i) will not offer any Securities for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through ThinkEquity, and (ii) will not engage in any discussions with any person other than representatives of ThinkEquity for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the Company’s sale of the securities covered by this Agreement to prospects in the United States or overseas. The Company represents and agrees that no offers or sales of Securities of the same or a similar class as the Securities have been made or will be made by the Company or on its behalf that would be integrated with the offer and sale of the Securities under the doctrine of integration referred to in Regulation D under the Securities Act of 1933, as amended.

(g) ThinkEquity will not have any rights or any obligations in connection with the Transaction contemplated by this Agreement other than those expressly provided herein. Any financing arranged by ThinkEquity will be as your agent and not on an underwritten basis. ThinkEquity reserves the right not to participate in any offer of Securities or any other issuance of debt and the foregoing is not an agreement by ThinkEquity to underwrite, place or purchase the Securities or otherwise provide or participate (as underwriter, placement agent or otherwise) in any Transaction. In connection with any offering in which ThinkEquity elects to participate, the Company and any other issuer in any such offering shall enter into an underwriting agreement, placement agency agreement or purchase agreement, as applicable, with ThinkEquity, which agreement shall be in ThinkEquity’s customary form. It is understood and agreed that ThinkEquity shall not have any obligation hereunder to act as underwriter, placement agent or initial purchaser with respect to instruments or Securities unless and until such time as ThinkEquity has executed and delivered an underwriting, placement agent or other purchase agreement setting forth the obligations of ThinkEquity. This Agreement is not intended to be and should not be considered as a commitment with respect to the underwriting, sale or placement of the Securities and creates no obligation or liability on our part in connection therewith.

(h) The Company understands and agrees that, without ThinkEquity’s prior written consent, ThinkEquity may not be quoted or referred to in any document, release or communication prepared, issued or transmitted by the Company, any entity controlled by or under common control with the Company, or any director, officer, employee or agent thereof.

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ISC8, Inc.

August 29, 2012

(i) The Company acknowledges that ThinkEquity is a full service securities firm and in the ordinary course of its business, for its own account or the accounts of its customers, holds long or short positions in securities (including options), which may include securities relating to the Company or other entities which may be involved in the engagement contemplated hereby. Nothing in this Agreement shall be deemed to prohibit ThinkEquity from providing any services permitted by applicable law to any third party or from engaging in any lawfully permitted activity on its own behalf.

(j) ThinkEquity and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Transaction. ThinkEquity and its affiliates will not use confidential information obtained from the Company pursuant to this Agreement or their other relationships with the Company in connection with the performance by ThinkEquity and its affiliates of services for other companies. The Company also acknowledges that ThinkEquity and its affiliates have no obligation to use in connection with this Agreement, or to furnish to the Company, confidential information from other companies.

(k) The Company acknowledges that ThinkEquity and its affiliates may have fiduciary or other relationships whereby ThinkEquity and its affiliates may exercise voting power over securities of various persons, including without limitation potential purchasers of Securities or others with interests in respect of the Transaction. The Company acknowledges that ThinkEquity and its affiliates may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to ThinkEquity’s relationship to the Company hereunder.

(l) The Company agrees that following the Closing, ThinkEquity shall have the right to place usual and customary advertisements in financial and other newspapers and journals at its own expense describing its services to the Company.

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ISC8, Inc.

August 29, 2012

Schedule 3.a- August 29, 2011

TCV

JP Morgan

Griffin Partners

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